UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

May 1, 2011

BITSTREAM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21541	04-2744890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Nickerson Road Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

(617) 497-6222

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 1, 2011, Anna Chagnon resigned as President, Chief Executive Officer and an employee of Bitstream Inc. (the “Company”) and as a member of the Board of Directors of the Company (the “Board of Directors”). In connection with Ms. Chagnon’s resignation, the Company entered into a Resignation Agreement with Ms. Chagnon effective as of May 1, 2011, a copy of which is filed herewith as exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	See Item 1.01 of this Current Report on Form 8-K which is incorporated herein by reference. A copy of the Company’s press release dated May 2, 2011 announcing Ms. Chagnon’s resignation is filed herewith as exhibit 99.1. In connection with Ms. Chagnon’s resignation, the remaining members of the Board of Directors unanimously determined to reduce the size of the Board of Directors from six to five members.

(c)	Upon Ms. Chagnon’s resignation on May 1, the Board of Directors elected Amos Kaminski, the Chairman of the Board of Directors, to serve as Chief Executive Officer on an interim basis. Mr. Kaminski will be paid a salary of $1,500 per day as Chief Executive Officer.

Prior to being appointed as Chief Executive Officer, Mr. Kaminski has been Chairman of the Board of Directors since August 2010 and a director of the Company since 1985. He was previously Chairman of the Board from 1991 through 1996. Mr. Kaminski founded Interfid Ltd., a venture capital firm, in 1984 and has served as its President and on its Board of Directors since its formation. Mr. Kaminski is also the founder, President and Chairman of the Board of Directors of AFA Asset Services, Inc., a private real estate asset management company, and Chairman of the Board of Directors of Interfid Capital, Inc.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Resignation Agreement between Bitstream Inc. and Anna Chagnon dated May 1, 2011.

99.1	Press Release of Bitstream Inc. dated May 2, 2011.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

BITSTREAM INC.

Date: May 2, 2011	By:	/s/ James P. Dore
James P. Dore
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Resignation Agreement between Bitstream Inc. and Anna Chagnon dated May 1, 2011.

99.1	Press Release of Bitstream Inc. dated May 2, 2011.